Exhibit 99.1

FOR IMMEDIATE RELEASE

HC2 BROADCASTING SUBSIDIARY ACQUIRES AZTECA AMERICA

Includes Licensing Agreement with TV Azteca for Spanish-Language Television Programming

Acquisition of Television Stations from Northstar Media Will Expand
HC2’s Broadcasting Network to 113 Operating Stations in Over 80 U.S. Markets

NEW YORK, November 29, 2017 -- HC2 Holdings, Inc. (“HC2”) (NYSE: HCHC), a diversified holding company, announced today that its subsidiary, HC2 Network Inc. (“HC2 Network”), has acquired Azteca America, a Spanish-language broadcast network, from affiliates of TV Azteca, S.A.B. de C.V. (“Azteca”) (BMV: AZTECACPO; Latibex: XTZA), one of the two largest producers of Spanish-language television programming in the world. In addition, HC2 Network has signed a definitive acquisition agreement with Northstar Media, LLC (“Northstar”), a licensee of numerous broadcast television licenses in the United States.

Under the agreement with Azteca, which closed today, HC2 Network acquired Azteca America, a Spanish-language broadcast network providing original content to the Hispanic audience in the United States. Under the agreement with Northstar, HC2 Network will acquire Northstar’s broadcast television stations, which carry Azteca America programming.

The Azteca transaction extends to the acquisition of professional staff across the U.S. involved in programming, marketing, advertising sales, finance and operations. The Northstar transaction, which is subject to approval by the Federal Communications Commission (“FCC”), as well as other customary closing conditions, would result in HC2 Network acquiring 19 television stations, including two full-power stations, eight Class A stations and eight low power television (“LPTV”) stations, along with a channel share agreement for the full-power license of KEMO-TV in San Francisco.

In combination with HC2’s previously announced acquisitions of a controlling equity interest in DTV America Corporation, which currently carries Azteca video programming in 10 markets, and of the broadcasting assets of Mako Communications, LLC and its affiliates, Three Angels Broadcasting Network, Inc., and other station licensees, the acquisition of the 19 Northstar television stations would expand HC2’s broadcasting network to 113 operating stations, including three full-power stations (inclusive of the channel-share agreement for KEMO-TV in San Francisco), 27 Class A stations and 83 LPTV stations, in over 80 markets across the United States. In addition, the acquisitions increase HC2’s construction permits to 475, allowing for further buildout of coverage across the United States.

The Azteca transaction also includes multi-year programming and services agreement that provides HC2 with access to TV Azteca’s current programming and library in Mexico, including top entertainment shows, talk shows, reality programs, network and local news, as well as telenovelas and other scripted series.

“The acquisitions of Azteca America and the Northstar stations will substantially expand and accelerate our investment in broadcasting,” said Philip Falcone, HC2’s Chairman, President and Chief Executive Officer. “Throughout 2017, we have strategically acquired broadcast assets across the country. Our vision is to capitalize on the opportunities to bring valuable content to more viewers over-the-air and position the Company for the changing media landscape. Our licensing agreement with TV Azteca will enable our larger broadcast network to bring compelling, Spanish-language programming to even more of the large, growing and underserved Spanish-speaking population in the U.S. At the same time, the combination of our network assets will generate opportunities for cost synergies through the rationalization of duplicative operations.”

“Today’s announcement marks an exciting and transformative milestone in Azteca America’s history,” said Manuel Abud, President and CEO, Azteca America.  “We believe HC2 Network’s long-term investment and resources better position us, on a greater scale, to be an industry leader delivering best-in-class programming, production value and marketing solutions to our audiences and partners alike. Our shared business strategies and industry expertise makes this a perfect alliance to meet the ever-changing demands of the marketplace and further solidify Azteca America as an industry leader in premium Spanish-language content.”

“This alliance unlocks new opportunities for TV Azteca to expand our distribution arm in the United States and provide our world-class programming to new audiences,” said Benjamin Salinas, Chief Executive Officer, TV Azteca. “We look forward to forging future content collaborations with HC2 and Azteca America.”

The Latino population in the United States reached nearly 58 million in 2016 and has been the principal driver of U.S. demographic growth, accounting for half of national population growth since 2000.1 With 41 million native Spanish speakers in addition to 11.6 million who are bilingual, the United States now has more Spanish speakers than Spain and is second only to Mexico. The U.S. Census Office estimates that the U.S. will have 138 million Spanish speakers by 2050, making it the biggest Spanish-speaking country in the world.2

Subject to FCC consent, HC2 will acquire the following stations that are currently held by Northstar:

•	KAXW-LD, Mullin, Texas

•	KAZD (TV), Dallas, Texas

•	KAZH-LP, McAllen, Texas

•	KDFQ-LP, Prescott, Arizona

•	KDFS-CD, Santa Maria, California

•	KEMO-TV, San Francisco, California*

•	KHDF-CD, Las Vegas, Nevada

•	KLDF-CD, Lompoc, California

•	KNWS-LP, Brownsville, Texas

•	KPDF-CA, Phoenix, Arizona

•	KQDF-LP, Albuquerque, New Mexico

•	KSBO-CD, San Luis Obispo, California

•	KVDF-CD, San Antonio, Texas

•	KYAZ (TV), Houston, Texas

•	KYDF-LP, Corpus Christi, Texas

•	WQAW-LP, Lake Shore, Maryland

•	WTNO-LP, New Orleans, Louisiana

•	WUVM-LP, Atlanta, Georgia

•	WXAX-CD, Tampa, Florida

*Under Channel Share Agreement

Financial terms of the transactions were not disclosed.
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1    http://www.pewresearch.org/fact-tank/2017/09/18/how-the-u-s-hispanic-population-is-changing/
2    https://www.theguardian.com/us-news/2015/jun/29/us-second-biggest-spanish-speaking-country

About HC2
HC2 Holdings, Inc. is a publicly traded (NYSE: HCHC) diversified holding company, which seeks opportunities to acquire and grow businesses that can generate long-term sustainable free cash flow and attractive returns in order to maximize value for all stakeholders. HC2 has a diverse array of operating subsidiaries across seven reportable segments, including Construction, Marine Services, Energy, Telecommunications, Life Sciences, Insurance and Other. HC2's largest operating subsidiaries include DBM Global Inc., a family of companies providing fully integrated structural and steel construction services, and Global Marine Systems Limited, a leading provider of engineering and underwater services on submarine cables. Founded in 1994, HC2 is headquartered in New York, New York. Learn more about HC2 and its portfolio companies at www.hc2.com.
Cautionary Statement Regarding Forward-Looking Statements
Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995: This release contains, and certain oral statements made by our representatives from time to time may contain, forward-looking statements. Generally, forward-looking statements include information describing actions, events, results, strategies and expectations and are generally identifiable by use of the words “believes,” “expects,” “intends,” “anticipates,” “plans,” “seeks,” “estimates,” “projects,” “may,” “will,” “could,” “might,” or “continues” or similar expressions. The forward-looking statements in this press release include without limitation statements regarding our expectation regarding building shareholder value. Such statements are based on the beliefs and assumptions of HC2's management and the management of HC2's subsidiaries and portfolio companies. The Company believes these judgments are reasonable, but you should understand that these statements are not guarantees of performance or results, and the Company’s actual results could differ materially from those expressed or implied in the forward-looking statements due to a variety of important factors, both positive and negative, that may be revised or supplemented in subsequent reports on Forms 10-K, 10-Q and 8-K. Such important factors include, without limitation, issues related to the restatement of our financial statements; the fact that we have historically identified material weaknesses in our internal control over financial reporting, and any inability to remediate future material weaknesses; capital market conditions; the ability of HC2's subsidiaries and portfolio companies to generate sufficient net income and cash flows to make upstream cash distributions; volatility in the trading price of HC2 common stock; the ability of HC2 and its subsidiaries and portfolio companies to identify any suitable future acquisition opportunities; our ability to realize efficiencies, cost savings, income and margin improvements, growth, economies of scale and other anticipated benefits of strategic transactions; difficulties related to the integration of financial reporting of acquired or target businesses; difficulties completing pending and future acquisitions and dispositions; effects of litigation, indemnification claims, and other contingent liabilities; changes in regulations and tax laws; and risks that may affect the performance of the operating subsidiaries and portfolio companies of HC2. These risks and other important factors discussed under the caption “Risk Factors” in our most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission (“SEC”), and our other reports filed with the SEC could cause actual results to differ materially from those indicated by the forward-looking statements made in this press release.
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For information on HC2 Holdings, Inc., please contact:
Andrew G. Backman
Managing Director
Investor Relations & Public Relations
abackman@hc2.com
212-339-5836